Exhibit 99

NetBank, Inc. Monthly Operating Statistics and Financial Data

(Unaudited; $ in thousands, except account balances)

	October 31,	November 30,	December 31,	January 31,	February 28,	March 31,	April 30,	May 31,	June 30,	July 31,	August 31,	September 30,	October 31,	November 30,
	2005	2005	2005	2006	2006	2006	2006	2006	2006	2006	2006	2006	2006	2006
NETBANK, INC. CONSOLIDATED

Retail customers	255,319	256,915	257,631	257,982	255,726	255,259	253,899	252,495	249,058	246,971	245,040	243,230	239,829	239,382
Business customers	26,650	28,013	28,038	27,929	27,687	27,702	27,715	27,396	26,574	26,225	25,917	25,539	25,371	24,785
Total customers	281,969	284,928	285,669	285,911	283,413	282,961	281,614	279,891	275,632	273,196	270,957	268,769	265,200	264,167

Services per customer (consolidated)	1.83	1.83	1.83	1.84	1.85	1.86	1.87	1.89	1.90	1.90	1.91	1.91	1.91	1.91
Services per customer (bank only)	2.36	2.36	2.36	2.37	2.37	2.38	2.39	2.41	2.43	2.43	2.44	2.44	2.44	2.44

Total average assets (consolidated)	$4,966,622	$ 4,929,082	$ 4,916,549	$4,900,007	$4,826,823	$4,720,452	$4,457,928	$4,499,860	$4,553,688	$4,273,000	$4,337,033	$ 3,916,188	$3,799,602	$ 3,710,326

RETAIL BANKING SEGMENT

Online bill pay penetration (accounts > 90 days)	56%	56%	56%	56%	55%	55%	55%	54%	54%	54%	53%	53%	53%	53%
Direct deposit of payroll penetration (accounts > 90 days)	56%	56%	56%	56%	56%	56%	57%	57%	55%	54%	54%	54%	54%	54%

Retail deposits	$2,531,374	$ 2,611,121	$ 2,461,517	$2,423,287	$2,443,940	$2,474,874	$2,466,518	$2,418,548	$2,410,003	$2,393,553	$2,354,172	$ 2,402,279	$2,535,158	$ 2,499,597
Small business deposits	63,473	64,079	62,003	59,747	63,339	63,984	65,153	66,787	66,326	67,976	68,771	66,191	66,894	65,148
Other deposits	329,735	313,736	270,325	249,391	221,734	287,409	244,324	245,533	245,608	207,556	231,842	259,847	275,041	66,864
Total deposits	$2,924,582	$ 2,988,936	$ 2,793,845	$2,732,425	$2,729,013	$2,826,267	$2,775,995	$2,730,868	$2,721,937	$2,669,085	$2,654,785	$ 2,728,317	$2,877,093	$ 2,631,609

Average retail checking account balance	$ 2,417	$ 2,367	$ 2,601	$ 2,461	$ 2,486	$ 2,598	$ 2,542	$ 2,316	$ 2,403	$ 2,302	$ 2,242	$ 2,322	$ 2,235	$ 2,255
Average retail money market account balance	$ 12,645	$ 12,391	$ 12,352	$ 12,058	$ 11,934	$ 11,938	$ 11,441	$ 11,040	$ 10,711	$ 10,402	$ 10,046	$ 9,778	$ 9,579	$ 9,491
Average retail CD balance	$ 14,845	$ 14,635	$ 14,623	$ 14,576	$ 14,209	$ 13,356	$ 13,285	$ 13,173	$ 13,064	$ 12,912	$ 12,833	$ 12,801	$ 12,760	$ 12,911

Average small business checking account balance	$ 7,489	$ 7,462	$ 7,382	$ 6,742	$ 7,674	$ 6,993	$ 7,022	$ 6,899	$ 7,231	$ 7,031	$ 7,242	$ 6,903	$ 7,365	$ 7,206
Average small business money market account balance	$ 45,796	$ 45,283	$ 42,290	$ 39,970	$ 39,809	$ 39,990	$ 39,116	$ 39,946	$ 38,239	$ 38,978	$ 37,269	$ 35,504	$ 35,365	$ 33,971
Average small business CD balance	$ 27,227	$ 26,719	$ 26,071	$ 25,893	$ 25,067	$ 23,357	$ 23,321	$ 22,609	$ 23,061	$ 23,106	$ 25,182	$ 24,281	$ 23,909	$ 23,870

Indirect Auto Lending –
Number of loans	941	1,278	1,065	1,117	1,096	1,607	926	924	825	787	1,111	717	601	543
Production	$ 22,224	$ 28,361	$ 24,216	$ 25,095	$ 24,103	$ 36,465	$ 20,154	$ 19,957	$ 16,899	$ 16,362	$ 23,086	$ 15,056	$ 12,731	$ 11,727
Weighted Average Note Rate	7.36%	7.48%	7.66%	7.93%	7.86%	7.78%	8.19%	8.35%	8.41%	8.37%	8.38%	8.48%	8.55%	8.51%

Business Equipment Financing —
Production	$ 20,081	$ 17,522	$ 18,958	$ 17,344	$ 14,313	$ 19,693	$ 21,150	$ 17,963	$ 19,410	$ 13,366	$ 12,682	$ 13,123	$ 13,464	$ 17,437

FINANCIAL INTERMEDIARY SEGMENT

Conforming mortgage production	$ 900,988	$ 725,223	$ 833,301	$ 701,867	$ 697,960	$810,201	$675,864	$704,656	$723,314	$674,823	$746,475	$ 605,640	$ 527,125	$ 466,527
Non-conforming mortgage production	269,047	258,631	279,432	201,217	175,078	228,939	166,393	149,959	162,541	129,870	155,113	127,733	87,130	79,494
Total mortgage production	$1,170,035	$ 983,854	$ 1,112,733	$ 903,084	$ 873,038	$1,039,140	$842,257	$854,615	$885,855	$804,693	$901,588	$ 733,373	$ 614,255	$ 546,021

Refinance loans as a % of production	39%	35%	36%	40%	40%	36%	32%	31%	33%	37%	40%	44%	46%	45%

Conforming mortgage sales	$ 697,468	$ 852,340	$ 939,084	$ 512,651	$ 743,747	$935,879	$461,463	$720,616	$774,967	$369,396	$922,617	$ 692,632	$ 577,989	$ 455,392
Non-conforming mortgage sales	307,651	290,339	215,177	208,165	184,670	302,455	145,966	196,759	194,972	138,870	124,260	171,936	118,193	—
Total mortgage sales	$1,005,119	$ 1,142,679	$ 1,154,261	$ 720,816	$ 928,417	$1,238,334	$607,429	$917,375	$969,939	$508,266	$1,046,877	$ 864,568	$ 696,182	$ 455,392

Locked conforming mortgage pipeline	$ 923,261	$ 1,068,194	$ 929,205	$ 969,381	$ 867,915	$842,835	$809,625	$856,041	$962,059	$862,208	$833,680	$ 610,853	$ 509,227	$ 511,546

TRANSACTION PROCESSING SEGMENT

ATM/Merchant Processing –
ATMs (third-party owned)	7,921	9,234	9,213	9,328	8,993	9,160	9,253	9,045	8,339	8,243	8,179	7,999	8,074	7,907
ATMs (proprietary)	483	478	436	407	419	422	429	423	411	405	364	428	427	430
Total ATMs Serviced	8,404	9,712	9,649	9,735	9,412	9,582	9,682	9,468	8,750	8,648	8,543	8,427	8,501	8,337

Merchant Service Terminals	2,276	2,326	2,367	2,325	2,311	2,328	2,355	2,324	2,180	2,148	2,104	1,956	1,920	1,899

Notes: The above data reflects current operating statistics and does not constitute all factors impacting the quarterly or annual financial results of the Company. The loans sales figures represent sales into the secondary market only and exclude intra-company sales to the bank.

All information is unaudited.

Monthly Commentary

Attached is our monthly operating statistics and financial data report. It reflects results for November 2006 and the prior twelve months. All comparisons below are on a month-over-month basis, unless noted otherwise.

Highlights and Clarifications

•                  Average earning assets declined by $89.2 million or 2.3% due primarily to a decline in loans held for sale.

•                  Deposits declined by $245 million or 8.5%. The decrease was primarily related to last quarter’s sale of the majority of the company’s MSR portfolio. The escrow deposits associated with those MSRs were moved as a result of the sale.

•                  Production in the business financing unit rose 29.5% to $17.4 million.

•                  Conforming mortgage production declined by $60.5 million or 11.5% due to seasonal factors. Conforming sales fell by $122 million or 21.2%. The company did not execute any non-conforming mortgage sales during the month as it worked to close out that line of business. All remaining non-conforming sales should be completed in the December-January timeframe.

•                  The locked conforming mortgage pipeline was flat at $511 million reflecting the seasonal slow down.

Earnings Outlook

Management previously guided toward a loss of between $0.50 and $0.60 for the quarter — $0.20 to $0.28 from core operations and $0.30 to $0.32 from additional restructuring initiatives, including a downsizing in executive management and the exit or discontinuation of the company’s non-conforming mortgage business; RV, boat and aircraft finance unit; QuickPost; and other operations.

Management now expects the loss to be between $0.74 and $0.87. Although core operating results are likely to be worse than originally expected due to softer gain on sale margins in the indirect conforming mortgage channel, the higher loss will be driven primarily by additional provision expense in the now-discontinued non-conforming mortgage business. Repurchases in this channel have risen significantly over the quarter as management has been working to close the operation. Management identified this possibility as a risk in its earlier guidance.

The major components of the current reorganization effort are now substantially complete and management does not expect to record any significant restructuring charges after the fourth quarter. The benefits of the restructuring effort should begin to appear in the company’s operating results early next year.

Rich Jeffers
Director, Investor Relations, NetBank, Inc.
Phone: 678-942-7596
rjeffers@netbank.com

Forward-Looking Statements

Statements in this monthly operating report that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this monthly operating report, the words “believe,” “anticipate,” “estimate,” “expect,” “may,” “will,” “should,” “plan,” “intend,” “project” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and future trends to differ materially from those expressed in or implied by such forward-looking statements. The Company’s consolidated results of operations and such forward-looking statements could be affected by many factors, including but not limited to:  1) the evolving nature of the market for Internet banking and financial services generally; 2) the public’s perception of the Internet as a secure, reliable channel for transactions; 3) the success of new products and lines of business considered critical to the Company’s long-term strategy, such as small business banking; 4) potential difficulties in integrating the Company’s operations across its lines of business; 5) the cyclical nature of the mortgage banking industry generally; 6) a possible decline in asset quality; 7) changes in general economic or operating conditions which could adversely affect mortgage loan production and sales, mortgage servicing rights, loan delinquency rates and/or loan defaults;  8) the possible adverse effects of unexpected changes in the interest rate environment; 9) adverse legal rulings, particularly in the Company’s litigation over leases originated by Commercial Money Center, Inc.; and/or 10) increased competition and regulatory changes. Further information relating to these and other factors that may impact the Company’s results of operations and such forward-looking statements are disclosed in the Company’s filings with the SEC, including under the caption “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2005, Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. Except as required by the federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.